Orion Marine Group Updates Investors
HOUSTON, July 10, 2014 -- Orion Marine Group, Inc. (NYSE: ORN) (the "Company"), a leading heavy civil marine contractor serving the infrastructure sector, today is providing it's investors an update on the Company's outlook and end markets.
Market Outlook
The Company remains encouraged about the second half of 2014 and beyond, as positive developments in its various end markets continue. As expected, utilization of some of the Company's assets declined sequentially in the second quarter due to the accelerated completion of projects in the first quarter, as well as project starts that pushed out into the third quarter. The Company also experienced slightly more than expected idle labor and idle equipment costs due to delays in project start dates. However, these jobs have now begun and, as previously discussed, the Company expects to see a strong second half leading to positive results for the full year 2014.
During the second quarter, the Company bid on approximately $429 million worth of opportunities and was successful on approximately $113 million, representing a win rate of approximately 26%. Additionally, the Company currently has approximately $110 million worth of bids outstanding, of which it is the apparent low bidder on approximately $10 million. The Company reminds investors that the timing and size of awards can and does affect the win rate in any particular quarter.
Federal Update
The Water Resources Development Act (WRDA) of 2014 was signed into law by the President early last month, representing the first water bill passed by Congress and signed into law in seven years. This Act authorizes several large scale water infrastructure projects across the Company's market areas to be funded through the annual appropriations process, and we expect these to be let out for bid over the next several years.
The Company may see more of a near term impact in the form of increased maintenance dredging opportunities as a result of the law's modification of how collected taxes are expended from the Harbor Maintenance Trust Fund (HMTF). Traditionally only approximately half of all annual receipts into the HMTF are allocated for their intended purposes: maintenance dredging of our nation's waterways. The new WRDA law will gradually fix this funding disparity by allocating 67% of the HMTF's receipts to maintenance dredging beginning Fiscal Year 2015 and increasing thereafter to 100% over the next ten years.
The pace of Army Corps of Engineers lettings in the current fiscal year showed no real improvement in the second quarter of 2014; however, the Company is expecting improvement in the frequency of Corps lettings over the next several months as the Corps executes on their back end loaded schedule of bids.
The Company also continues to monitor the appropriations process for the Corps for Fiscal Year 2015. The House Energy & Water Appropriations Committee recently approved the FY 2015 Energy & Water Bill, which includes the Corps' annual budget. This bill must now be brought to the House floor for a vote and then be passed by the Senate.
State Update
The Company continues to execute and bid on a steady pace of bridge work advertised by various state departments of transportation. With the current two year transportation bill expiring in September of 2014, it is important for Congress to support our nations aging highway and bridge infrastructure with secure long term funding. The Senate

Environment & Public Works Committee has proposed a six year, $265 billion bill, while the House Transportation & Infrastructure Committee has not yet submitted a proposal. The Company will be closely monitoring funding developments, preferring to see a long-term bill passed providing funding clarity for the next several years.
Local & Private Update
The Company has begun work on its $68 million project with the Port of Houston Authority to widen and deepen the entrance channels leading to two container terminals in the Port of Houston. This project represents an important step taken by the Port of Houston to expand its facilities for larger ships eventually transiting through an expanded Panama Canal. The Port's ability to entirely self-fund the project also demonstrates that ports throughout our operating areas may be able to pursue alternative methods of funding capital improvements, rather than relying on an inconsistent federal budgeting process to provide the necessary funds.
The private sector continues to drive sustained increases in equipment utilization for the Company. As mentioned in the past, the demand for expanded waterside infrastructure from the private sector has largely been driven by energy related customers, private terminal developments and recreational dock infrastructure developments.  Bid opportunities remain strong in this sector and are expected to continue for the foreseeable future.
Site preparation work at the Company's Dredge Material Placement Area (DMPA) along the northern portion of the Houston Ship Channel is now complete and the Company has begun receiving revenue for dredge material placed in the DMPA, which should continue throughout the remainder of the year.
About Orion Marine Group
Orion Marine Group, Inc. provides a broad range of marine construction and specialty services on, over and under the water along the Gulf Coast, the Atlantic Seaboard, the West Coast, Alaska, Canada, and the Caribbean Basin and acts as a single source turn-key solution for its customers’ marine contracting needs. Its heavy civil marine construction services include marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging, and specialty services. Its specialty services include salvage, demolition, diving, surveying, towing and underwater inspection, excavation and repair. The Company is headquartered in Houston, Texas and has a near 100-year legacy of successful operations.

Forward-Looking Statements

The matters discussed in this press release may constitute or include projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the provisions of which the Company is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as ‘believes’, ‘expects’, ‘may’, ‘will’, ‘could’, ‘should’, ‘seeks’, ‘approximately’, ‘intends’, ‘plans’, ‘estimates’, or ‘anticipates’, or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, assumptions, or goals. In particular, statements regarding future operations or results, including those set forth in this press release, and any other statement, express or implied, concerning future operating results or the future generation of or ability to generate revenues, income, net income, profit, EBITDA, EBITDA margin, or cash flow, including to service debt, and including any estimates, forecasts or assumptions regarding future revenues or revenue growth, are forward-looking statements. Forward looking statements also include estimated project start dates, expected project duration, estimated project completion dates, anticipated revenues, and contract options, which may or may not be awarded in the future, including the statements set forth above in this press release. Forward looking statements involve risks, including those associated with the Company’s fixed price contracts, unforeseen productivity delays that may alter the final profitability of the contract, cancellation of the contract by the customer for unforeseen reasons, delays or decreases in funding by the customer, and any potential contract options, which may or may not be awarded in the future, which awards are in the sole discretion of the customer. Past performance is not necessarily an indicator of future results. In light of these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company’s plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise.

Please refer to the Company’s Annual Report on Form 10-K, filed on March 27, 2014, which is available on its website at www.orionmarinegroup.com or at the SEC’s website at www.sec.gov, for additional and more detailed discussion of risk factors that could cause actual results to differ materially from our current expectations, estimates or forecasts.

SOURCE: Orion Marine Group, Inc.
Orion Marine Group, Inc.
Drew Swerdlow, Sr. Analyst, Finance & Investor Relations, 713-852-6582